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                                                                    Exhibit 10.3

                                    FORM OF
                                AMENDMENT TO THE
                          BOSTON SCIENTIFIC CORPORATION
                 1992 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


Section 6(b) of the Boston Scientific Corporation 1992 Non-Employee Directors' Stock Option Plan shall be deleted in its entirety and replaced with the following:

         "(b) OPTION GRANT. Each Option grant shall consist of an Option to acquire in aggregate 2,000 shares of Stock and shall be exercisable at a price equal to the Fair Market Value of the Stock at the time of the grant. No Option granted hereunder is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code."